UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2008, Robert John Albers was elected as a director of Mitcham Industries, Inc. Mr. Albers currently manages Bob Albers Consulting and acts as corporate management advisor to the management of the Sercel Group, a global manufacturer of geophysical equipment. The addition of Mr. Albers as an independent director increases the size of Mitcham’s Board of Directors to six members.

Mitcham’s Board of Directors has not determined the committees on which Mr. Albers will serve. Pursuant to the Mitcham’s charter and bylaws, Mr. Albers will stand for re-election at the Company's 2008 Annual Meeting of Shareholders. In connection with his election, Mr. Albers will receive an annual cash retainer fee of $25,000 per year and additional cash retainers for serving on any committees to which he is appointed. In addition, Mr. Albers will receive 3000 shares of Mitcham Industries, Inc. restricted stock which will vest in one year and stock options to purchase 30,000 shares of common stock, which will vest ratably over three years.

There are no understandings or arrangements between Mr. Albers and any other person pursuant to which Mr. Albers was elected as a director. There are and have been no transactions regarding Mr. Albers that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
The following exhibits are filed as part of this report:

99.1 Press release issued by Mitcham Industries, Inc. on January 31, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

February 4, 2008	By:	Ropert P. Capps

Name: Ropert P. Capps
Title: Executive Vice-President & Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Mitcham Inudstries, Inc. press release dated January 31, 2008